CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam New York Tax Exempt Income Fund:

We consent to the use of our report, dated January 16, 2014, included herein, with respect to the financial statements of Putnam New York Tax Exempt Income Fund, and to the references to our firm under the captions Financial Highlights in the prospectus and Auditor and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
March 24, 2014